CERTIFICATE OF DESIGNATIONS,  NUMBER, VOTING POWERS,  PREFERENCES
                   AND RIGHTS OF THE SERIES OF THE PREFERRED STOCK OF COVOL TECHNOLOGIES, INC.
                    (THE "COMPANY") TO BE DESIGNATED SERIES D
         --------------------------------------------------------------



                  Section 1.  Dividends.

                  1A. General Obligation. When and as declared by the Company's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Company shall pay preferential dividends in cash to the holders of the Series D Cumulative Convertible Preferred Stock (the "Preferred Stock") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Preferred Stock (a "Share") shall accrue, whether or not declared or paid, on a daily basis at the rate of 7% per annum (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed) of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Company or the Redemption Price of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the redemption of such Share by the Company, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder, or
(iii) the date on which such Share is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Company initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

                  1B. Dividend Payment Dates. All dividends which have accrued on the Preferred Stock shall be payable on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 1999 (collectively, the "Dividend Payment Dates").

                  1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

                  1D. Payment of Dividends with Shares. Notwithstanding any other provision of this Section 1, in the sole discretion of the Company, any dividends accruing on the Preferred Stock may be paid in lieu of cash dividends by the issuance of additional Shares (including fractional Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid; provided, that if the Company pays less than the total amount of dividends then accrued on the Preferred Stock in the form of additional Shares, such payment in Shares shall be made pro rata among the holders of Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder. If and when any Shares are issued under this paragraph 1D for the payment of accrued dividends, such Shares shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

                  1E. Participating Dividends. In the event that the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 2.  Liquidation.

                  Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Company's stockholders shall be distributed pro rata among such Preferred Stock holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Company, the Company shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Company legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Company shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

                  Section 3. Priority of Preferred Stock on Dividends and Redemptions.

                  3A.      No Payments With Respect to Junior Securities.

                  So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Preferred Stock, the Company shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

                  3B.      No Issuance of Senior or pari passu Securities.

                  The Preferred Stock shall be senior to all other series of capital stock or other equity securities of the Company as to rights to dividends and payments upon liquidation, redemption or otherwise. For so long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of the Preferred Stock, the Company shall not amend its Certificate of Incorporation or take any other action to approve or issue any capital stock (including increasing the number of authorized shares of Preferred Stock) of the Company that is senior or pari passu in right to the payment of dividends, payment upon liquidation, redemption or otherwise to the Preferred Stock. Additionally, so long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Preferred Stock, the Company shall not amend its Certificate of Incorporation or take any other action that would alter the rights, preferences or privileges of the Preferred Stock as in effect on the date of the original issuance of the Preferred Stock.

                  Section 4.  Redemptions.

                  4A. Optional Redemption. On any date following the date of issuance, at the option of the Company, the Company may redeem all or part of the outstanding Preferred Stock at a price per Share equal to the Redemption Price (plus accrued and unpaid dividends thereon).

                  4B. Redemption Payments. For each Share which is to be redeemed hereunder, the Company shall be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certifi cate representing such Share) an amount in cash in immediately available funds equal to the Redemption Price of such Share (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto). If the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto). Prior to any redemption of Preferred Stock, the Company shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Company legally available for the payment of dividends.

                  4C. Notice of Redemption. The Company shall mail written notice of each redemption of any Preferred Stock (other than a redemption at the request of a holder or holders of Preferred Stock) to each record holder thereof not less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed Shares.

                  4D. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

                  4E. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Company shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred so long as any Shares remain outstanding.

                  4F. Other Redemptions or Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Shares owned by each such holder.

                  4G. Payment of Accrued Dividends. The Company may not redeem any Preferred Stock, unless all dividends accrued on the outstanding Preferred Stock through the immediately preceding Dividend Payment Date have been declared and paid in full.

                  4H. Change of Control. If a Change of Control has occurred or the Company obtains knowledge that a Change of Control is proposed to occur, the Company shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change of Control, and the Company shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Preferred Stock may, at its option (i) require the Company to redeem all or any portion of the Preferred Stock (including any fraction of a Share) owned by such holder at a price per Share equal to the Redemption Price or (ii) convert all or a portion of such holder's Preferred Stock (including any fraction of a Share) into a number of shares of Conversion Stock computed by dividing (A) the sum of (x) the product obtained by multiplying the number of Shares to be converted by $100 and
(y) all accrued and unpaid dividends, by (B) the Change of Control Conversion Price. For purposes hereof, "Change of Control Conversion Price" shall mean the lower of (1) the lower of (a) the Maximum Conversion Price and (b) 90% of the Market Price of a share of Common Stock on the Business Day immediately preceding the public announcement of the Change of Control transaction and (2) the lower of (c) the Maximum Conversion Price and (d) the Market Price of a share of Common Stock on the Business Day immediately following such public announcement. Any holder who elects to convert such holder's Preferred Stock may, immediately prior to the consummation of the transaction, convert all or a portion of such holder's Preferred Stock (including any fraction of a Share) into the number of shares of Conversion Stock calculated as set forth above or may elect to receive the consideration such holder would have received had such holder converted his shares of Preferred Stock at the Change in Control Conversion Price immediately prior to the consummation of the Change of Control transaction.

                  Upon receipt of an election to redeem the shares, the Company shall be obligated to redeem the aggregate number of Shares specified therein upon the occurrence of the Change of Control. Upon receipt of a notice of conversion, the Company shall at the option of the holder, either effect the immediate conversion into Common Stock (if the holder has requested conversion into Common Stock) or (if the holder has requested conversion into the consideration to be paid in the Change of Control transaction) upon consummation of the Change of Control transaction the Company shall remit to the holder for each share for which such holder's Preferred Stock would have been convertible hereunder immediately prior to the Change of Control transaction an amount equal to the per share consideration paid to holders of Conversion Stock in the Change of Control transaction. If any proposed Change of Control does not occur, all requests for redemption or conversion in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption or conversion by giving written notice of such rescission to the Company.

                  The term "Change of Control" means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Exchange Act), beneficially owning (as such term is used in the Exchange Act) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business and excluding the sale of the synthetic fuel facilities set forth on Schedule 8.1(e) of the Purchase Agreement) and (c) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

                  Section 5.  Voting Rights.

                  5A. Election of Directors. In the election of directors of the Company, the holders of the Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Company's capital stock and with each Share entitled to one vote, shall be entitled to elect one director to serve on the Board of Directors until his/her successor is duly elected by the holders of the Preferred Stock or he/she is removed from office by the holders of the Preferred Stock. If the holders of the Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Board of Directors or the Company's other stockholders.

                  5B.      Other Voting Rights.

                  (i) The holders of the Preferred Stock shall be entitled to notice of all stockholders' meetings, and except as otherwise required by applicable law or set forth below, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share entitled to one vote for each share of Common Stock issuable upon conversion of such Share as of the record date for such vote or, if no record date is specified, as of the date of such vote; and

                  (ii) Without the prior written consent of the holders of at least two-thirds (or such higher percentage of holders as may be required by law) of the outstanding Shares, and for so long as any of the Shares remain outstanding, the Company shall not, and shall not permit any Subsidiary to:

                           (a) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict or impair the Company's right to comply with the terms of or fulfill its obligations under the Purchase Agreement or any of the Related Documents (as defined in the Purchase Agreement);

                           (b) use the proceeds from the sale of the securities pursuant to the Purchase Agreement other than for repayment of indebtedness, working capital and other general corporate purposes; provided, that the Company will in no event use the proceeds to invest in any securities other than short-term, interest-bearing government securities;

                           (c) enter into any transaction or series of transactions with any stockholder, director, officer, employee or affiliate, including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or any investment, loan or advance, unless such transaction (i) is consummated by the Company in good faith on an arm's-length basis, (ii) is less than $100,000 per occurrence or $250,000 in the aggregate and (iii) is approved by the Company's Board of Directors, including by a majority of the Company's disinterested directors;

                           (d) expand the Company's Board of Directors to greater than eight (8) members;

                           (e) except with respect to the sale of the Company's Mountaineer Synfuel, Pocahontas Synfuel, Commonwealth Synfuel and Carbon Synfuel synthetic fuel facilities, sell all or any material portion of its assets, determined on a consolidated basis;

                           (f) declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests or other capital stock now or hereafter outstanding, return any capital to its members as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any capital stock of the Company or its Subsidiaries, or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, decrease or otherwise retire, any Indebtedness (as defined in the Purchase Agreement) before its scheduled due date;

                           (g)  materially alter or  change the business  of the
Company;

                           (h) issue any stock option at less than the fair
market value at the time of grant;

                           (i) create,  incur or suffer to exist,  or permit any
         of  its  Subsidiaries  to  create,   incur  or  suffer  to  exist,  any
         Indebtedness (as defined in the Purchase Agreement), other than:

                   (1) Indebtedness created under the Purchase
               Agreement and under the Company's $20,000,000 in aggregate principal amount Convertible Secured Notes (the "Notes");

                    (2) Indebtedness existing on the date of
               original  issuance  of  the  Preferred  Stock,  as set  forth  on
               Schedule 8.1 to the Purchase Agreement, and any extension of maturity, refinancing or modification of the terms thereof; provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the holders of the Preferred Stock than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                    (3) Indebtedness under Capitalized Leases
               (as defined in the Purchase Agreement); and

                   (4) additional Indebtedness at any one time
               outstanding not to exceed $4,000,000.

                           (j) enter into any merger, combination, consolidation, reorganization, recapitalization, liquidation or other similar transaction of the Company or any agreement with respect to any of the foregoing, other than a transaction for the purpose of changing the Company's domicile;

                           (k) amend the Company's Certificate of Incorporation or Bylaws or alter the rights, preferences and privileges of the Preferred Stock, the Notes or the Warrants (as defined in the Purchase Agreement) or the Conversion Stock or Warrant Shares (as defined in the Purchase Agreement);

                           (l) create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien (as defined in the Purchase Agreement) upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than Permitted Liens (as defined in the Purchase Agreement);

                           (m) assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person (other than, in the case of the Company, guaranties of Indebtedness of any Subsidiaries), other than:

                                    (1)  guaranties by endorsement of negotiable
                  instruments for deposit or collection in the ordinary course of business; and

                                    (2)  guaranties  existing  on  the  date  of
                  original issuance of the Preferred Stock and guaranties set forth in Schedule 8.1(m) to the Purchase Agreement, but not any renewal or other modification thereof;

                           (n) make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (1) raw material purchased in the ordinary course of business and (2) trade credit extended in the ordinary course of business;

                           (o) create,  incur or suffer to exist,  or permit any
         of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (1) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (2) for the payment of rent for any real or personal property under Capitalized Leases (as defined in the Purchase Agreement) which would cause the aggregate amount of all obligations under Capitalized Leases entered into after the date of original issuance of the Preferred Stock owing by the Company in any fiscal year to exceed the amounts set forth in subsection (p) of this paragraph 5B.

                           (p) except as set forth on the schedules to the Purchase Agreement, make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (as defined in the Purchase Agreement) (by purchase or capitalized lease) other than Capital Expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such Capital Expenditures to exceed the greater of (1) $300,000 and (2) 15% of the greater of (A) Consolidated EBITDA (as defined in the Notes) for the prior fiscal year of the Company and (B) Consolidated EBITDA for the current fiscal year of the Company, in any fiscal year of the Company;

                           (q) allow the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials (as defined in the Purchase Agreement) at any property owned or leased by the Company or any of its Subsidiaries except in compliance with Environmental Laws (as defined in the Purchase Agreement) and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a violation of Environmental Law which would result in a Material Adverse Change (as defined in the Purchase Agreement);

                           (r) (1) engage or permit any ERISA Affiliate (as defined in the Purchase Agreement) to engage in any transaction described in Section 4069 of ERISA (as defined in the Purchase Agreement); (2) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor; (3) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (4) fail, to make any contribution or payment to any Multiemployer Plan (as defined in the Purchase Agreement) which the Company or any Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereof; (5) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; and

                           (s) grant any rights of registration under the Securities Act of 1933, as amended, relating to any of its shares of capital stock or other securities to any Person other than pursuant to the Purchase Agreement, unless (1) the rights so granted to another Person do not limit, restrict or impair the rights of the Purchasers under the Purchase Agreement and under the Related Documents and (2) such rights so granted to another Person do not grant priority in registration rights to such other person over rights granted to Purchasers under the Purchase Agreement and under the Related Documents.

                  Section 6.  Conversion.

                  6A.      Conversion Procedure.

                  (i) During the time periods indicated in the table below, any holder of Preferred Stock may convert up to that percentage of the Preferred Stock indicated in the table below (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by dividing (A) the sum of (x) the product obtained by multiplying the number of Shares to be converted by $100 and (y) all accrued and unpaid dividends, by (B) the Conversion Price then in effect:

--------------------------------------------------------------------------------
June 15, 1999 through July 14, 1999                                   20%
July 15, 1999 through August 13, 1999                                 40%
August 14, 1999 through September 12, 1999                            60%
September 13, 1999 through October 12, 1999                           80%
October 13, 1999 through June 15, 2002                                100%

        Notwithstanding the foregoing:

           (a) on or before the first day of each of the time periods presented above, the Company shall provide written notice (which shall be binding) to each of the holders of the Preferred Stock with respect to whether or not the Company will, during the applicable 30- day time period to which such notice relates, exercise its right of redemption pursuant to Section 4A if, during such 30-day time period, (x) any holder of Preferred Stock chooses to convert any Preferred Stock pursuant to this Section 6A and (y) the Conversion Price applicable to such conversion is lower than $5.25, and such notice shall specify the Conversion Price below which the Company will exercise its right of redemption;

           (b) if pursuant to Section 4A, the Company chooses to exercise its right of redemption and the Conversion Price in effect immediately prior to the Redemption Date is less than $5.25, the holders of the Preferred Stock shall have no further rights of conversion pursuant to this Section 6A(i) with respect to the Shares the Company has so called for redemption unless the Company shall fail to pay to the holder thereof the Redemption Price of such Share (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto) on the Redemption Date;

           (c) if pursuant to this Section 6A(i), any holder of Preferred Stock provides a Notice of Conversion to the Company and the Conversion Price in effect immediately prior to such date of conversion is less than $5.25, the Company shall have the right to redeem such Preferred Stock pursuant to the provisions of Section 4 herein; provided, that the Company shall have timely provided a redemption notice to the holders of the Preferred Stock pursuant to Section 6A(i)(a) on which it has elected to redeem Shares submitted for conversion during the applicable period; and

           (d) on the third anniversary of the date of issuance, all Shares outstanding shall automatically convert into that number of shares of Conversion Stock computed by adding (x) the product obtained by multiplying the number of Shares outstanding by $100 plus (y) all accrued and unpaid dividends and dividing the result by the Conversion Price then in effect.

        (ii) Holders of Shares may convert their Shares by delivering to the Company or its agent a written notice of conversion (the "Notice of Conversion"), substantially in the form of Exhibit A attached hereto duly signed by or on behalf of the holder. The Notice of Conversion shall state the number of Shares to be converted and shall set forth the converting holder's calculations as to the applicable Conversion Price which shall be the Conversion Price in effect on the date of the delivery of the Notice of Conversion. Such notices may be delivered to the Company or its agent by telephone line facsimile, and shall be delivered prior to 6:00 p.m., New York time, on the day prior to the date of requested conversion. The Company will confirm its receipt of the Notice of Conversion, and confirm the calculations therein or indicate alternative calculations, by return facsimile by 11:00 a.m., New York time, on the following Business Day. Failure of the Company to send such return facsimile shall evidence its acceptance of the calculations in the Notice of Conversion.

        (iii) A holder of Shares will not be required physically to surrender the certificate(s) representing its converted Shares to the Company or its agent, unless and until all of the Shares represented by a given certificate of the holder are so converted. Each holder of Shares and the Company will maintain records showing the number of Shares so converted by such holder and the dates of such conversions, or will use such other method, satisfactory to such holder and the Company, so as not to require physical surrender of such certificates on each such conversion. Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date specified by the holder in the Notice of Conversion. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion

Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (iv) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Company has failed to pay to the holder thereof the Redemption Price of such Share (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto) on such Redemption Date.

        (v) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a Change of Control or other transaction affecting the Company, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

        (vi) On receipt by the Company from a holder of Shares of a Notice of Conversion by telephone line facsimile transmission meeting the requirements for conversion herein, the Company shall deliver to the converting holder:

           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

           (b) payment in cash in an amount equal to all accrued dividends with respect to each Share converted which have not been paid or included in such conversion prior thereto, plus the amount payable under subparagraph (xi) below with respect to such conversion; and

           (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

                  (vii) The Company shall declare the payment of all dividends payable under subparagraph (vi)(b) above. If the Company is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Preferred Stock being converted, the Company shall pay such dividends to the converting holder as soon thereafter as funds of the Company are legally available for such payment. At the request of any such converting holder, the Company shall provide such holder with written evidence of its obligation to such holder. If for any reason the Company is unable to pay any portion of the accrued and unpaid dividends on Preferred Stock being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the lesser of (a) the Conversion Price then in effect and (b) the Market Price of a share of Common Stock.

                 (viii) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such

Preferred Stock for any tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                   (ix) The Company shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Company shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Company).

                    (x) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all then outstanding Preferred Stock (assuming a Conversion Price of $5.25). All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Preferred Stock.

                   (xi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (xii) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  6B.      Conversion Price.

                    (i) As used herein, the term "Conversion Price" shall mean the lower of (a) $5.25 (the "Maximum Conversion Price") and (b) 90% of the Market Price of a share of Common Stock on the day as of which such Conversion Price is being determined. Notwithstanding the foregoing, in order to prevent dilution of the conversion rights granted under this Section 6 and give effect to the Events of Noncompliance under Section 9, the Conversion Price shall be subject to adjustment from time to time pursuant to the provisions of paragraphs 6B, 6C, 6D, 6E and 6F and the provisions of paragraph 9B, as applicable.

                   (ii) If and whenever on or after the original date of issuance of the Preferred Stock the Company issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Maximum Conversion Price shall be reduced to the Maximum Conversion Price determined by multiplying such Maximum Conversion Price by a fraction equal to the quotient obtained by dividing (a) the sum of the product derived by multiplying the Market Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to the earlier of the date on which such sale or issue is made public or the date of such issue or sale, plus the consideration, if any, received by the Company upon such issue or sale, by (b) the product of (1) the Market Price in effect immediately prior to the earlier of the date on which such sale or issue is made public or the date of such issue of sale and (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment in the Maximum Conversion Price as a result of any issue or sale (or deemed issue or sale) of up to an aggregate number of 1,200,000 shares of Common Stock to directors, officers and employees of the Company and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Company's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Preferred Stock); provided that the exercise price per share of any stock option granted after the date of original issuance of the Preferred Stock shall be equal to or greater than the fair market value of a share of Common Stock on the date of grant of such option.

                  6C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

                    (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Maximum Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                   (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Maximum Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Maximum Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Maximum Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Maximum Conversion Price in effect at the time of such change shall be immediately adjusted to the

Maximum Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Preferred Stock. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Minimum Conversion Price hereunder to be increased.

                   (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Maximum Conversion Price then in effect hereunder shall be adjusted immediately to the Maximum Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Maximum Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Preferred Stock. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock shall not cause the Maximum Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock.

                    (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of two-thirds of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of two-thirds of the outstanding Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

                   (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                 (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Maximum Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Maximum Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  6E. Reorganization, Reclassification, Consolidation, Merger or
Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of two-thirds of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's

Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of two-thirds of the Preferred Stock then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Maximum Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Preferred Stock, if the value so reflected is less than the Maximum Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of two-thirds of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  6F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Maximum Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share.

                  6G.      Notices.

                    (i) Immediately upon any adjustment of the Maximum Conversion Price, the Company shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                   (ii) The Company shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Company shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

                       6H.          Conversion Limit.  Notwithstanding  anything
herein to the contrary, unless and until the Company shall have obtained the approval of its stockholders for the issuance and sale of securities pursuant to the Purchase Agreement which are convertible into and exchangeable for, in the aggregate, more than 19.9% of the common equity of the Company (calculated as provided in and required by the rules of the Nasdaq Stock Market), to the extent that the rules of the Nasdaq Stock Market requiring a stockholder vote are applicable to such issuance and sale or the Company shall have obtained such other stockholder approval as may be required to comply with the rules of such other national securities exchange upon which the Common Stock may then be traded (such percentage of Common Stock or other restriction, the "Conversion Limit"), the Company will not be required to issue shares of Common Stock upon conversion of any shares of Preferred Stock which when taken together with all other shares of Common Stock previously issued upon conversion of the Preferred Stock and the conversion of the Notes and exercise of the Warrants issued pursuant to the Purchase Agreement, exceeds the Conversion Limit. In the event that any shares of Preferred Stock shall be submitted for conversion into shares of Common Stock, or shall be deemed to be automatically converted into shares of Common Stock in accordance with the terms hereof, and the number of shares of Common Stock into which the Preferred Stock shall be convertible in accordance with the terms hereof exceeds the Conversion Limit, then in lieu of issuing shares of Common Stock in excess of the Conversion Limit (the "Excess Shares") the Company shall pay to the holder on the date set for conversion an amount equal to the product of (x) the quotient obtained by dividing the Redemption Price by eighty (80) and (y) the Conversion Price (together with all accrued and unpaid dividends thereon) for each such Excess Share.

                  Section 7.        Liquidating Dividends.

                  If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock that would have been issued had such Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 8.        Purchase Rights.

                  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's

Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  Section 9.        Events of Noncompliance.

                  9A.      Definition.  An  Event  of  Noncompliance  shall have
occurred if:

                    (i) the Company fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Company is subject;

                   (ii) the Company fails to make any redemption payment (whether following the giving of notice pursuant to paragraph 4C or otherwise) with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Company is subject;

                  (iii) the Company breaches or otherwise fails to perform or observe any material provision contained herein, in the Purchase Agreement or in the Related Documents (as defined in the Purchase Agreement) and (other than with respect to Section 8.1 or 8.2(m) of the Purchase Agreement, Section 1(f)(i) of the Registration Rights Agreement or paragraph 6 hereof, the breach of or failure to perform which shall result in an immediate Event of Noncompliance) such failure is not cured within fifteen (15) days after the occurrence thereof;

                   (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Company or any Subsidiary to any holder of Preferred Stock, is false or misleading in any material respect on the date made or furnished;

                    (v) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the Company or any Subsidiary takes any action to authorize any of the foregoing; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (a) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                   (vi) one or more judgments in excess of $5,000,000 in the aggregate is rendered against the Company or any Subsidiary and, such judgment is not (a) discharged, bonded or otherwise satisfied within 30 days from the entry thereof, (b) covered by adequate insurance, or (c) the execution of such judgment is not stayed pending appeal, or within 30 days after the expiration of any such stay, discharged or otherwise satisfied in full;

                  (vii) the Company or any Subsidiary defaults in the performance of any obligations or agreements if the effect of such default is to cause an amount exceeding $3,000,000 in the aggregate from the date of issuance of the Preferred Stock to become due prior to its stated maturity or the holder or holders of any obligation or obligations cause an amount exceeding $3,000,000 to become due prior to its stated maturity;

                 (viii) any material provision of the Purchase Agreement, the Notes or any Related Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Governmental Authority or other regulatory body having jurisdiction over the Company, seeking to establish the invalidity or enforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under the Purchase Agreement or any Related Document;

                   (ix) any non-monetary judgment or order shall be entered against the Company or any Subsidiary which does, or could reasonably be expected to, result in a Material Adverse Change (as defined in the Purchase Agreement), and there shall be a period of ten consecutive days during which a stay of enforcement of such judgment or order shall not be in effect;

                    (x) Section 29 of the Code is repealed, replaced or amended and such repeal, replacement or amendment could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) on the Company;

                   (xi) (A) any registration statement required to be filed and declared effective by the Company pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement) shall cease to be effective or fail to be usable for its intended purpose without being succeeded within two (2) business days by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective or (B) the Securities and Exchange Commission shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed and declared effective by the Company pursuant to the Registration Rights Agreement or any state securities commission suspends the qualification of the Registrable Securities covered thereby for offering or sale in any jurisdiction, or (C) any proceeding for purposes of either (A) or (B) above is initiated; or

                  (xii) the occurrence of a Material Adverse Change (as defined in the Purchase Agreement).

                  9B.      Consequences of Events of Noncompliance.

                    (i) If an Event of Noncompliance (other than an Event of Noncompliance due to paragraph 9A(v)) has occurred and is continuing, (a) any holder of any shares of Preferred Stock then outstanding may demand (by written notice delivered to the Company), notwithstanding any other provision contained herein, (1) the immediate conversion of all or any shares of such holder's or holders' Preferred Stock at the applicable Conversion Price as of the date of such holder's notice or (2) the immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Redemption Price as of the date of such holder's notice (plus all accrued and unpaid dividends thereon) and (b) the dividend rate on the Preferred Stock (including any Preferred Stock not redeemed or converted pursuant to (1) and (2) above) shall increase immediately by an increment of two percentage points. Thereafter, during the continuance of an Event of Noncompliance and until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of two percentage points (but in no event shall the dividend rate exceed 15%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph. The Company shall give prompt written notice of any holder's election for immediate conversion or redemption to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for conversion or redemption), and each such other holder may demand immediate conversion or redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Company within seven days after receipt of the Company's notice. The Company shall convert or redeem all Preferred Stock as to which rights under this paragraph have been exercised within 5 days after receipt of the initial demand for conversion or redemption.

                   (ii) If an Event of Noncompliance of the type described in subparagraph 9A(v) has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the Company (without any action on the part of the holders of the Preferred Stock) at a price per Share equal to the Redemption Price (plus all accrued and unpaid dividends thereon). The Company shall immediately redeem all Preferred Stock upon the occurrence of such Event of Noncompliance.

                  (iii) If any Event of Noncompliance of the type described in subparagraph 9A(i) occurs, for each such occurrence of the failure to pay on any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Company is subject, the Conversion Price calculated at the time of conversion shall be reduced by $0.50 per share. In no event shall any Conversion Price adjustment hereunder be rescinded.

                   (iv) If any Event of Noncompliance of the type described in subparagraph 9A(ii) occurs the Conversion Price calculated at the time of conversion shall be reduced to 75% of the applicable Conversion Price in effect at the time of conversion immediately prior to such adjustment. Thereafter, for each succeeding 90-day period that the Event of Noncompliance continues following the initial Event of Noncompliance referred to above, the Conversion Price calculated at the time of conversion shall be reduced to 75% of the Conversion Price in effect at the time of conversion immediately prior to such adjustment. In no event shall any Conversion Price adjustment hereunder be rescinded.

         For example, assume that an Event of Noncompliance of the type described in subparagraph 9A(ii) has occurred and the Preferred Stock becomes immediately convertible. Then assume that one year prior to such Event of Noncompliance there had been a two-for-one stock split by the Company. Finally, assume that, pursuant to Section 6B(i), the Conversion Price prior to the stock split was $5.00. In this case, the Conversion Price of $5.00 would first be decreased pursuant to Section 6D from $5.00 to $2.50. Then the Conversion Price calculated at the time of conversion would be reduced to 75% of $2.50, or $1.875. If the Event of Noncompliance had existed for an additional 90 days following the initial Event of Noncompliance the Conversion Price at the time of conversion would be reduced to 75% of $1.875, or $1.40625. If the Event of Noncompliance had existed for an additional 90 days following the initial Event of Noncompliance the Conversion Price at the time of conversion would be further reduced to 75% of $1.40625, or $1.05469.

                    (v) If any Event of Noncompliance of the type described in subpara graph 9A(vi) occurs, for each such occurrence the Conversion Price calculated at the time of conversion shall be reduced by an amount equal to the quotient of (a) the amount of the judgment referred to in subparagraph 9A(vi) divided by (b) the number of shares of Common Stock Deemed Outstanding at the time of the Event of Noncompliance.

                   (vi) If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under the Purchase Agreement or any other contract or agreement and any other rights which such holder may have pursuant to applicable law.

                  (vii) Neither the Company nor holders of the Preferred Stock shall file any Tax Return (as defined in the Purchase Agreement) or take any position with any taxing authority treating a reduction in the Conversion Price pursuant to paragraph (iii), (iv) or (v) of this Section 9B as a deemed dividend.

                  Section 10.       Registration of Transfer.

                  The Company shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

                  Section 11.  Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  Section 12.  Definitions.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Board of Directors" means the board of directors of the Company.

                  "Change of Control" has the meaning set forth in paragraph 4H hereof.

                  "Change of Control Conversion Price" has the meaning set forth in paragraph 4H hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means, collectively, the Company's Common Stock, $.001 par value per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "Conversion Price" has the meaning set forth in paragraph 6B hereof.

                  "Conversion Stock" means shares of the Company's Common Stock, par value $.001 per share; provided, that if there is a change such that the securities issuable upon conversion of Preferred Stock are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Convertible   Securities"   means  any  stock  or  securities
directly or indirectly convertible into or exchangeable for Common Stock.

                  "Dividend   Payment  Dates"  has  the  meaning  set  forth  in
paragraph 1B hereof.

                  "Event  of  Noncompliance"   has  the  meaning  set  forth  in
paragraph 9A hereof.

                  "Junior Securities" means all capital stock or other equity securities (including, without limitation, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company) of the Company, except for the Preferred Stock.

                  "Liquidating Dividend" has the meaning set forth in paragraph 7 hereof.

                  "Liquidation Value" of any Share as of any particular date shall be equal to $100.

                  "Market Price" of any security means the average closing bid prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted on the Nasdaq Stock Market, the average of the highest bid prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaging the three lowest bid prices over the period of the 20 Business Days immediately preceding the day on which "Market Price" is being determined.

If at any time such security is not listed on any securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of two-thirds of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of two-thirds of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Maximum Conversion Price" has the meaning set forth in paragraph 6B.

                  "Notes" has the meaning set forth in paragraph 5B(ii) hereof.

                  "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof or other entity.

                  "Preferred Stock" means the Series D Cumulative Convertible Preferred, par value $.001 per share, of the Company.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of March 17, 1999, by and among the Company and the investors named therein, as such agreement may from time to time be amended in accordance with its terms.

                  "Purchase Rights" has the meaning set forth in paragraph 8 hereof.

                  "Recent Market Price" of any security means the average closing bid prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted on the Nasdaq Stock Market, the average of the highest bid prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case over the period of the 5 Business Days immediately preceding the day on which "Recent Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the "Recent Market Price" shall be the fair value thereof determined jointly by the Company and the holders of two-thirds of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of two-thirds of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Company's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

                  "Redemption Price" of any Share as of any particular date shall be equal to the greater of (a) $125 and (b) the quotient obtained by dividing (i) the product obtained by multiplying $100 by the Recent Market Price of a share of Common Stock on the date of redemption, by (ii) $5.25.

                  "Share" has the meaning set forth in paragraph 1A hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  Section 13.  Amendment and Waiver.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Agreement without the prior written consent of the holders of at least two-thirds of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur, without the prior written consent of the holders of 100% of the Preferred Stock then outstanding, (b) the Conversion Price of the Preferred Stock or the number of shares or class of stock into which the Preferred Stock is convertible, without the prior written consent of the holders of 100% of the Preferred Stock then outstanding, or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of 100% of the Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation or entity unless the Company has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding.

                  Section 14.  Notices.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person,
(ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Company, at its principal executive offices and (y) to any holder of Shares, at such holder's address as it appears in the Purchase Agreement (unless otherwise indicated by any such holder). Notices shall be deemed given upon personal delivery, upon receipt of a return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                                                                       Exhibit A

                          FORM OF NOTICE OF CONVERSION

                                            ____________________, 199_

BY FACSIMILE:                       or      ______________ (alternate)

[Company Name and Address]


cc:      [Name of Transfer Agent]

               Re: Series D Cumulative Convertible Preferred Stock

         The undersigned hereby elects to convert the number of shares of Series D Cumulative Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share of the Company, as of the following date:

Date to Effect Conversion:

Number of shares of
Series D Preferred Stock being Converted:

Conversion Price (calculated as follows):











The number of shares of Common Stock to be received on conversion of ______ Shares of Series D Preferred Stock is _______ shares.

Delivery Instructions:

Certificates to be
issued in the name of:


Certificates to be
delivered to:



Date:              --------------------------------------------


                    Authorized signature of Registered Holder


                             CONFIRMATION OF RECEIPT
                             OF NOTICE OF CONVERSION
                           AND CONVERSION CALCULATION:


Acknowledged:

[Company]

By:                        --------------------------------------------

Name:                      --------------------------------------------

Title:                     --------------------------------------------




                                       A-2